Exhibit 99.1

FOR MEDIA INQUIRIES ONLY CONTACT:
Kevin Oates
For Cereplast, Inc.
(310) 584-8331
kevin.oates@ketchum.com

CEREPLAST, INC. ANNOUNCES ELECTION OF NEW DIRECTORS

HAWTHORNE, Calif., April 7, 2008- Cereplast, Inc. (OTCBB: CERP), manufacturer of proprietary bio-based, sustainable plastics, today announced that Randy Woelfel, Cereplast’s President and COO, and Stephan Garden, the Company’s Senior Vice President Finance and Business Development, were appointed to serve on the Board of Directors, effective immediately. With the new additions, the Board of Directors now has five members, two of whom are independent.

Randy Woelfel recently joined Cereplast after a very successful career in the chemical industry which culminated with the presidency at Basell International and Basell North America. He held a succession of management positions within Shell Oil and Basell during his career, and led Basell’s dynamic growth internationally into the largest polypropylene manufacturer in the world. Most recently Randy served as a managing director for the energy-related practice at the Houston Technology Center, Texas’ largest business incubator.

Stephan Garden leads financial management and reporting for Cereplast as well as business strategy and execution.  Before joining Cereplast, Garden was part of the investment team at Allied Capital, a $4.0-billion publicly-traded leveraged buyout fund focused on middle market debt and equity investments.  Prior to joining Allied Capital, Garden was a Vice President in the Financial Entrepreneur’s Group of Citigroup’s Global Investment Bank. In both of his previous positions, Garden provided guidance to senior management teams across a broad spectrum of industries on operating, budgeting, capital markets, M&A and divestiture decisions.

“Randy and Stephan both have the world-class capabilities and extensive industry expertise to guide our future growth and help Cereplast achieve global leadership in the bioplastics industry,” said Frederic Scheer, Chairman and CEO of Cereplast. “We are pleased to have Randy Woelfel and Stephan Garden join our Board and feel that they will provide valuable insight and perspective on the basis of their prior experience, as well as their current roles within Cereplast.”

About Cereplast, Inc.
Cereplast, Inc. (OTCBB:CERP) designs and manufactures proprietary bio-based, sustainable plastics which are used as substitutes for petroleum-based plastics in all major converting processes – such as injection molding, thermoforming, blow molding and extrusions – at a pricing structure that is competitive with petroleum-based plastics. On the cutting-edge of bio-based plastic material development, Cereplast now offers resins to meet a variety of customer demands. Cereplast Compostables™ resins are ideally suited for single use applications where high bio-based content and compostability are advantageous, especially in the food service industry. Cereplast Hybrid Resins™ products combine the high bio-based content with the durability and endurance of traditional plastic, making them ideal for applications in industries such as automotive, consumer electronics and packaging. Learn more at www.cereplast.com.

# # #

Safe Harbor Statement
Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.